EXHIBIT 10.19 - AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN GEOWORKS AND DAVID GRANNAN DATED NOVEMBER 21, 2000


                            [LETTERHEAD OF GEOWORKS]


November 21, 2000

Dave Grannan
Chief Executive Officer
Geoworks Corporation
960 Atlantic Avenue
Alameda, CA  94501

Re: extension of employment agreement dated January 10, 1999

Dear Dave:

     This  letter  will   memorialize  our  agreement  to  extend  your  current
employment agreement by two years. We affirm all of the terms and conditions of our letter agreement dated January 10, 1999, except for the following changes:

     o    The agreement will expire on January 9, 2003.

     o Executive and the Board have relegated the title and duties of "President" to another employee of the Company, leaving Executive with the title and duties of the "Chief Executive Officer".

     o Executive's current annual Base Salary is $240,000; and executive's bonus target is 35% quarterly.

     o Executive has received additional stock option grants not documented in the original agreement.

     Kindly indicate your acceptance of the foregoing. The terms were reviewed and approved at our Compensation committee on November 21, 2000. We look forward to more great progress.

     Sincerely,

     \s\

     David Neylon
     Chairman of the Board

     Agreed: \s\
             ------------------------
             Dave Grannan
             Chief Executive Office